SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 11, 2014
(Date of earliest reported)

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Building 151, Room 361, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 244 8880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) The Company's certifying accountant since May 3, 2013, Patrick Heyn, CPA, PA at 1A Atrium Circle, Atlantis, FL 33462 USA, has resigned as of April 09, 2014, prior to auditing the Company's annual financial reports. Mr. Heyn withdrew because he was unable to complete the annual audit of Baltia Airlines, Inc. as of and for the years ended December 31, 2013 and 2012 due to time constraints created by the Company. The Company had not timely provided him with the documentation in the form he had anticipated receiving. During the months from May 3, 2013 to April 9, 2014, and except as stated above, the Company did not encounter any disagreements or reportable events with Patrick Heyn, CPA, PA. Mr. Heyn has received this disclosure and disagreed with it as set forth in the Exhibit EX-16.1 submitted herewith

b) On April 11, 2014, the Company engaged Terry L. Johnson, CPA, 406 Greyford Lane Casselberry, Florida 32707, to act as the Company's new independent registered public accountant beginning immediately and, specifically, to perform procedures related to the audit of the Company's financial statements and reporting, including periodic reporting for the period starting January 1, 2012 through December 2013. Prior to this engagement, Baltia Air Lines did not consult with Terry L. Johnson, regarding (i) application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and the Company did not request or receive either written report or oral advice that would be an important factor in reaching a decision as to the accounting, auditing, or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event.

(c) Company's Board of Directors has approved resignation of the former auditor and engagement of Terry L. Johnson, CPA, as of this date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____signed___ /
Igor Dmitrowsky
President

April 14, 2014

EXHIBIT 16.1

Patrick Heyn, CPA, PA
1A Atrium Circle
Atlantis, FL 33462

April 11, 2014

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Baltia Air Lines, Inc.
Commission File Number: 869187

Dear Sirs:

I have read item 4.01 included in Form 8-K of Baltia Air Lines, Inc. filed this date

I disagree with the statements contained in the first paragraph of Item 4.01 therein. I am not in a position to agree or disagree with other statements of Baltia Air Lines, Inc. contained therein.

Sincerely,

/ ____signed___ /
Patrick Heyn, CPA, PA